    As filed with the Securities and Exchange Commission on October 29, 1999
                                                    Registration No. 333-_______


--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            CONCUR TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                            91-1608052
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                              6222 185th Avenue NE
                            Redmond, Washington 98052
          (Address of Principal Executive Offices, including Zip Code)

                         Concur Technologies 401(k) Plan
                            (Full Title of the Plans)

                                 S. Steven Singh
                      President and Chief Executive Officer
                            Concur Technologies, Inc.
                              6222 185th Avenue NE
                            Redmond, Washington 98052
                                 (425) 702-8808
            (Name, Address and Telephone Number of Agent For Service)

                                   Copies to:

                              Horace L. Nash, Esq.
                            Nicholas S. Khadder, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum
                                                         Offering Price       Proposed Maximum
        Title of Securities            Amount to be      Per Share (1)       Aggregate Offering        Amount of
         to be Registered               Registered                                 Price            Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock
   par value $0.001 per share(2)         320,000           $11.03125           $3,530,000            $981.34
------------------------------------ ----------------- ------------------- ----------------------- -------------------

(1) Estimated pursuant to Rule 457(c) solely for the purposes of calculating the registration fee. The proposed maximum offering price per share is based upon the average of the high and low prices for a share reported on the Nasdaq National Market on October 25, 1999.

(2) Relates to Common Stock to be offered or sold pursuant to the Concur Technologies, Inc. 401(k) Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                            Concur Technologies, Inc.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements of the Registrant for the fiscal years ended September 30, 1996, 1997 and 1998 and unaudited financial statements for the nine months ended June 30, 1998 and 1999 (Reg. No. 333-81227).

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1998, March 31, 1999 and June 30, 1999.

     (c) The Registrant's Current Report on Form 8-K filed with the Commission on June 15, 1999, as amended on August 12, 1999.

     (d) The description of the Registrant's Common Stock incorporated by reference (to portions of Registrant's Registration Statement on Form S-1, Reg. No. 333-62299) in the Registrant's Registration Statement on Form 8-A filed with the Commission on December 7, 1998 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

     Not applicable; the class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers and Limitation of Liability.

     As permitted by Section 145 of the Delaware General Corporation Law ("DGCL"), the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(iii) under section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by
Section 145 of the DGCL, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL (except if such person is seeking indemnity in connection with a proceeding (or part thereof) initiated by such person and not authorized by the Board of Directors); (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the DGCL; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and executive officers to the fullest extent permitted by the DGCL in connection with a proceeding (except if the expenses incurred by such person are incurred because the Registrant is directly bringing a claim, in a proceeding, against such person, alleging that such person has breached his or her duty of loyalty to the Registrant, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction); (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnity agreements with its directors, officers, employees and agents; and (v) the Registrant may not retroactively amend the Bylaw provisions relating to indemnity.

     The Registrant's policy is to enter into Indemnity Agreements with each of its directors and executive officers. The Indemnity Agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims:
(i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification under the indemnity agreements; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Exchange Act and related laws; (iv) on account of conduct by an indemnified party that is finally adjudged to have been in bad faith or conduct that the indemnified party did not reasonably believe to be in, or not opposed to, the best interests of the Registrant; (v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The Indemnity Agreement requires a director or executive officer to reimburse the Registrant for expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, his or her indemnity agreement or otherwise to be indemnified for such expenses. The Indemnity Agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, Delaware law or otherwise.

     The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

     As authorized by the Registrant's Bylaws, the Registrant has obtained directors and officers liability insurance.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

   Exhibit
   Number                               Exhibit Title
   -------                              -------------
     4.01      Registrant's Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 of the Registrant's Registration Statement
               on Form S-1 (Reg. No. 333-62299) declared effective by the Commission on December 16, 1998 (the "December 1998 S-1")).

     4.02 Registrant's Certificate of Designation (incorporated herein by reference to Exhibit 3.02 of the December 1998 S-1).

     4.03      Registrant's Amended and Restated Certificate of Incorporation
               (incorporated herein by reference to Exhibit 4.03 of the Registration
               Statement on Form S-8 (Reg. No. 333-70455) filed with the Commission on January 12, 1999).

     4.04      Registrant's Bylaws (incorporated herein by reference to Exhibit 3.04 of the December 1998 S-1).

     4.05      Specimen Certificate for Registrant's Common Stock (incoporated herein by reference to Exhibit 4.01 of the December S-1).

     4.06      Third Amended and Restated Information and Registration Rights
               Agreement dated May 26, 1999 (incorporated herein by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K, as amended, filed with the Commission on June 1, 1999.)

     4.07      Registrant's 401(k) Plan and Trust (incorporated herein by reference to Exhibit 10.05 of the December 1998 S-1).

     5.01      Internal Revenue Service determination letter dated October 9, 1996 to the effect that the Plan is qualified under Section 401 of the
               Internal Revenue. The Registrant and the Plan undertake to submit any amendments to the Plan not covered by the determination letters included herein as Exhibits and to make all changes required by the
               Internal Revenue Service in order to qualify the Plan.

    23.01      Consent of Ernst & Young LLP, Independent Auditors.

    24.01 Power of Attorney (contained on the signature pages of this Registration Statement).

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redmond, state of Washington, on this 25th day of October, 1999.

                                       Concur Technologies, Inc.

                                       By: /s/ S. Steven Singh
                                           -------------------------------------
                                           S. Steven Singh
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints S. Steven Singh and Sterling R. Wilson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                     Title                               Date
           ---------                                     -----                               ----
    /s/ S. Steven Singh                 President, Chief Executive Officer and         October 25, 1999
----------------------------------        Chairman of the Board of Directors
        S. Steven Singh                      (principal executive officer)


   /s/ Sterling R. Wilson                Chief Financial Officer and Executive         October 25, 1999
----------------------------------           Vice President of Operations
       Sterling R. Wilson                  (principal financial officer and
                                             principal accounting officer)

    /s/ Jeffrey D. Brody                               Director                        October 25, 1999
----------------------------------
        Jeffrey D. Brody

   /s/ Norman A. Fogelsong                             Director                        October 25, 1999
----------------------------------
       Norman A. Fogelsong

   /s/ Russell P. Fradin                               Director                        October 25, 1999
----------------------------------
       Russell P. Fradin

                                       5

           Signature                                     Title                               Date
           ---------                                     -----                               ----

   /s/ Edward P. Gilligan                              Director                        October 25, 1999
----------------------------------
       Edward P. Gilligan

  /s/ Michael J. Levinthal                             Director                        October 25, 1999
----------------------------------
      Michael J. Levinthal

  /s/ James D. Robinson III                            Director                        October 25, 1999
----------------------------------
      James D. Robinson III



     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Redmond, State of Washington, on October 25, 1999.

                                       Concur Technologies, Inc. 401(k) Plan

                                       By: /s/ Sterling R. Wilson
                                          --------------------------------------
                                       Name:   Sterling R. Wilson
                                             -----------------------------------
                                               Chief Financial Officer and
                                               Executive Vice President of
                                               Operations
                                       Title: ----------------------------------

                                  Exhibit Index

   Exhibit
   Number                               Exhibit Title
   -------                              -------------
     5.01      Internal Revenue Service determination letter dated October 9, 1996 to the effect that the Plan is qualified under Section 401 of the
               Internal Revenue. The Registrant and the Plan undertake to submit any amendments to the Plan not covered by the determination letters included herein as Exhibits and to make all changes required by the
               Internal Revenue Service in order to qualify the Plan.

    23.01      Consent of Ernst & Young LLP, Independent Auditors.

    24.01 Power of Attorney (contained on the signature pages of this Registration Statement).


                                       7